           As filed with the Securities and Exchange Commission on June 13, 1997

Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              FINE HOST CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                      06-1156070
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                  Identification Number)

                            3 Greenwich Office Park
                         Greenwich, Connecticut 06831
                                (203) 629-4320
                       (Address, including zip code, and
                       telephone number, including area
                     code, of principal executive offices)


       Fine Host Corporation Stock Option Plan (Amended and Restated as of
                                March 17, 1997)
                           (Full title of the plan)

                                Richard E. Kerley
                      President and Chief Executive Officer
                              Fine Host Corporation
                             3 Greenwich Office Park
                          Greenwich, Connecticut 06831
                                 (203) 629-4320
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------- ---------------------- ------------------------- --------------------- ----------------------
                                                                         Proposed maximum
                                                                         aggregate offering
Title of securities                            Proposed maximum          price (2)             Amount of
to be registered        Amount to be           offering price per                              registration fee
                        registered(1)          share (2)
----------------------- ---------------------- ------------------------- --------------------- ----------------------
Common Stock, $0.01
par value per share     1,000,000              $26.625                   $26,625,000           $8,068.18

------------------------


      (1) This Registration Statement covers 1,000,000 shares authorized to be sold under the Fine Host Corporation Stock Option Plan (Amended and Restated as of March 17, 1997).

      (2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").

                                                                         PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Fine Host Corporation, a Delaware Corporation (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1996, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 25, 1997, filed pursuant to the Exchange Act;

          (c) The description of the common stock of the Company, par value $0.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A (Registration No. 111715) filed on May 8, 1996 pursuant to the Exchange Act and contained in the Company's Prospectus filed in connection with its Registration Statement on Form S-1 (Registration No. 333-2906), filed on March 29, 1996, as amended by Amendment Nos. 1, 2 and 3 filed on May 7, 1996, June 3, 1996 and June 19, 1996, respectively, pursuant to the Securities Act; and

          (d) The Company's Registration Statement on Form S-8, filed on June 24, 1996 pursuant to the Securities Act.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8.  EXHIBITS

Exhibit No.

          5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

         24 Powers of Attorney (reference is made to the signature page herein).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 9th day of June, 1997.

                                                           FINE HOST CORPORATION



                                                 By:    /s/ Richard E. Kerley
                                                        Richard E. Kerley
                                                        Chairman of the Board of
                                                         Directors and Chief
                                                         Executive Officer

         Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Richard E. Kerley, Randy B. Spector and Nelson A. Barber, and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                             Date

/s/ Richard E. Kerley                      Chairman of the Board of Directors and Chief        June 9, 1997
-------------------------
Richard E. Kerley                          Executive Officer (Principal Executive Officer)

/s/ Nelson A. Barber                       Senior Vice President and Treasurer (Principal      June 9, 1997
-------------------------
Nelson A. Barber                           Accounting Officer)

/s/ Randall K. Ziegler                     Group President and Director                        June 9, 1997
-------------------------
Randall K. Ziegler

/s/ Randy B. Spector                       President, Chief Operating Officer and Director     June 9, 1997
-------------------------
Randy B. Spector

/s/ Jack H. Nusbaum                        Director                                            June 9, 1997
-------------------------
Jack H. Nusbaum

/s/ Catherine B. James                     Executive Vice President, Chief Financial Officer   June 9, 1997
-------------------------                  and Director (Principal Financial Officer)
Catherine B. James

/s/ Ronald E. Blaylock                     Director                                            June 9, 1997
-------------------------
Ronald E. Blaylock

/s/ Neal F. Finnegan                       Director                                            June 9, 1997
-------------------------
Neal F. Finnegan

/s/ J. Michael Chu                         Director                                            June 9, 1997
-------------------------
J. Michael Chu


                                INDEX TO EXHIBITS
--------------------------------------------------------------------------------

Exhibit No.    Description of Exhibit

   5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

   23.1        Consent of Deloitte & Touche LLP.

   23.2        Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

   24 Powers of Attorney (reference is made to the signature page herein).